UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2010

MARIPOSA RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-137481	06-1781911
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

11923 SW 37 Terrace, Miami, FL  33175
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (305) 677-9456

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2009, Mariposa Resources, Ltd. (“the Company, “Mariposa”) entered into an agreement (the “Option Agreement”) with Beeston Enterprises, Ltd, (“Beeston”) under which Beeston granted the Company an option to acquire an undivided 50% interest in eight mineral claims, located in the Clinton Mining District of British Columbia, Canada (the “Claims”) in consideration of the issuance of 1,000,000 common shares of Mariposa to Beeston within six months of the date of signing of the Option Agreement.  Mariposa can earn an undivided 50% interest in the Claims by carrying out a $50,000 (CDN) exploration and development program on the Claims on or before September 25, 2010, plus an additional $200,000 (CDN) exploration and development program on the Claims on or before September 25, 2011.

On March 24, 2010, the Company entered into an agreement with Beeston, amending the Option Agreement, under which Beeston granted the Company an extension of the time within which to issue the 1,000,000 shares of Mariposa to Beeston from six months to nine months in consideration of Mariposa agreeing to increase the required expenditures for exploration and development of the Claims by $50,000(CDN).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1 – Amending Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Nanuk Warman

Nanuk Warman, President